UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2015

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, G/F., Koon Wah Building No. 2 Yuen Shun Circuit Yeun Chau Kok, Shatin New Territories, Hong Kong
(Address of principal executive offices)

+ 852-3147 6600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We filed a Certificate of Change with the Secretary of State of Nevada effective February 26, 2015 to effect a reverse split of the issued and outstanding shares of our common stock at a ratio of one share for every four shares outstanding prior to the effective date of the reverse stock split. The reverse stock split became effective on February 26, 2015. Effective at the same time as the reverse stock split, the authorized shares of our common stock were proportionately decreased from 75,000,000 shares to 18,750,000 shares.

Each shareholder’s percentage ownership interest in our company and the proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from rounding of fractional interests. The rights and privileges of the holders of our common stock are unaffected by the reverse stock split.

A copy of the Certificate of Change is attached to this report as Exhibit 3.1.

On February 24, 2015, we issued a press release announcing the reverse stock split effective on February 26, 2015. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 3.1	Certificate of Change filed with the Secretary of State of Nevada on February 25, 2015	Filed Electronically herewith
Exhibit 99.1	Press release dated February 24, 2015	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC

Dated: February 26, 2015	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer